Exhibit-4.5
Execution Version
AVAGO TECHNOLOGIES FINANCE PTE. LTD.
AVAGO TECHNOLOGIES U.S. INC.
AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.
$500,000,000 10 1/8% SENIOR NOTES DUE 2013
$250,000,000 SENIOR FLOATING RATE NOTES DUE 2013
$250,000,000 11 7/8% SENIOR SUBORDINATED NOTES DUE 2015
REGISTRATION RIGHTS AGREEMENT
December 1, 2005
Lehman Brothers Inc.
Citigroup Global Markets Singapore Pte. Ltd.
Credit Suisse First Boston (Singapore) Limited
   c/o Lehman Brothers Inc.
   745 Seventh Avenue, 19th Floor
   New York, New York 10019
Ladies and Gentlemen:
     Avago Technologies Finance Pte. Ltd, a Singapore private limited company (the “Company”), Avago Technologies U.S. Inc., a Delaware corporation (“Avago U.S.”), and Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (together with the Company and Avago U.S., the “Issuers”), propose to issue and sell (the “Initial Placement”) to Lehman Brothers Inc., Citigroup Global Markets Singapore Pte. Ltd. and Credit Suisse First Boston (Singapore) Limited (the “Initial Purchasers”) upon terms set forth in a purchase agreement dated as of November 21, 2005 (the “Purchase Agreement”) among the Issuers, the guarantors party thereto (the “Guarantors”) and the Initial Purchasers, $500,000,000 of its 10 1/8% Senior Notes due 2013 (the “Fixed Rate Senior Notes”), $250,000,000 of its Senior Floating Rate Notes due 2013 (the “Floating Rate Senior Notes”, the Floating Rate Senior Notes and the Fixed Rate Senior Notes, together, the “Senior Notes”), and $250,000,000 of its 11 7/8% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Initial Notes”). As an inducement to you to enter into the Purchase Agreement and purchase the Initial Notes and in satisfaction of a condition to your obligations under the Purchase Agreement, the Issuers and the Guarantors agree with you for the benefit of the holders from time to time of the Initial Notes (including the Initial Purchasers) (each of the foregoing a “Holder” and together the “Holders”), as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.
     “Business Day” shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.
     “Closing Date” has the meaning set forth in the Purchase Agreement.
     “Commission” means the Securities and Exchange Commission.
     “Company” has the meaning set forth in the preamble hereto.
     “Damages Payment Date” means, with respect to the Initial Notes, each date on which interest is paid in accordance with the Indentures.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Guarantees” means guarantees issued by the Guarantors with respect to the Exchange Notes, identical in all material respects to the Guarantees issued with respect to the Initial Notes.
     “Exchange Notes” means securities issued by the Issuers, identical in all material respects to the Fixed Rate Senior Notes, Floating Rate Senior Notes or Senior Subordinated Notes, as applicable, to be issued under the applicable Indenture, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) interest thereon shall accrue from the last date on which interest was paid on such Initial Notes or, if no such interest has been paid, from the date of the applicable Indenture and (iii) they shall be entitled to the benefits of the applicable Indenture or a trust indenture which is identical in all material respects to the applicable Indenture (other than such changes to the applicable Indenture or any such identical trust indenture as are necessary to comply with the Trust Indenture Act) and which, in either case, has been qualified under the Trust Indenture Act.
     “Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Initial Notes and the Guarantees, a like aggregate principal amount of Exchange Notes and the Exchange Guarantees.

     “Exchange Offer Registration Period” means the longer of (A) the period until the consummation of the Exchange Offer and (B) two years after the date of the Indentures, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however, that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Participating Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not remain continuously effective for the period set forth in clause (B) above.
     “Exchange Offer Registration Statement” means a registration statement of the Issuers and the Guarantors on an appropriate form under the Securities Act with respect to the Exchange Offer, all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Fixed Rate Senior Notes” has the meaning set forth in the preamble hereto.
     “Floating Rate Senior Notes” has the meaning set forth in the preamble hereto.
     “Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture.
     “Guarantors” has the meaning set forth in the preamble hereto.
     “Holder” has the meaning set forth in the preamble hereto.
     “Indentures” means the Indenture, dated as of December 1, 2005, between the Issuers, the Guarantors and The Bank of New York, as trustee, pursuant to which the Senior Notes are to be issued and the Indenture, dated as of December 1, 2005, between the Issuers, the Guarantors and The Bank of New York, as trustee, pursuant to which the Senior Subordinated Notes are to be issued, as each such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     “Initial Notes” has the meaning set forth in the preamble hereto, for so long as such securities constitute Transfer Restricted Securities.
     “Initial Placement” has the meaning set forth in the preamble hereto.
     “Initial Purchasers” has the meaning set forth in the preamble hereto.
     “Issuers” has the meaning set forth in the preamble hereto.
     “Losses” has the meaning set forth in Section 6(d) hereto.

     “Majority Holders” means the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.
     “Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.
     “Notes” means the Initial Notes and Exchange Notes.
     “Offering Memorandum” has the meaning set forth in the Purchase Agreement.
     “Participating Dealer” means any Holder (which may include the Initial Purchasers) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.
     “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.
     “Purchase Agreement” has the meaning set forth in the preamble hereto.
     “Registration Default” has the meaning set forth in Section 5(b) hereof.
     “Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Senior Notes” has the meaning set forth in the preamble hereto.
     “Senior Subordinated Notes” has the meaning set forth in the preamble hereto.
     “Shelf Registration” means a registration effected pursuant to Section 3 hereof.

     “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.
     “Shelf Registration Statement” means a “shelf” registration statement of the Issuers and the Guarantors pursuant to the provisions of Section 3 hereof, which covers some or all of the Initial Notes or Exchange Notes, as applicable, and the related Guarantees or Exchange Guarantees on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Transfer Restricted Securities” means each Initial Note until: (i) the date on which such Initial Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
     “Trustee” means The Bank of New York and any successors thereto.
     “Underwriter” means any underwriter of Notes and Guarantees in connection with an offering thereof under a Shelf Registration Statement.
          “Underwritten Registration” or “Underwritten Offering” means a registration in which the Notes of the Issuers are sold to an underwriter for reoffering to the public.
     2. Exchange Offer; Resales of Exchange Notes by Participating Dealers; Private Exchange.
     (a) The Issuers and the Guarantors shall use their reasonable best efforts to consummate the Exchange Offer on or prior to the 360th calendar day following the Closing Date.
     (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder electing to exchange Initial Notes for Exchange Notes (assuming that such Holder (x) is not an “affiliate” of any of the Issuers within the meaning of the Securities

Act, (y) is not a broker-dealer that acquired the Initial Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder’s business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.
     (c) In connection with the Exchange Offer, the Issuers shall mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, stating, in addition to such other disclosures as are required by applicable law:
     (i) that the Exchange Offer is being made pursuant to this Agreement and that all Initial Notes validly tendered will be accepted for exchange;
     (ii) the dates of acceptance for exchange;
     (iii) that any Initial Notes not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;
     (iv) that Holders electing to have Initial Notes exchanged pursuant to the Exchange Offer will be required to surrender such Initial Notes, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last day of acceptance for exchange; and
     (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last day of acceptance for exchange, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a facsimile transmission or letter setting forth the name of such Holder, the aggregate principal amount of Initial Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Initial Notes exchanged; and shall keep the Exchange Offer open for acceptance for not less than 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders; utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and comply in all respects with all applicable laws relating to the Exchange Offer.

     (d) As soon as practicable after the close of the Exchange Offer, the Issuers shall:
     (i) accept for exchange all Initial Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer;
     (ii) deliver to the Trustee for cancellation all Initial Notes so accepted for exchange; and
     (iii) cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Initial Notes of such Holder so accepted for exchange.
     (e) The Initial Purchasers, the Issuers and the Guarantors acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Participating Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Participating Dealer pursuant to the Exchange Offer in exchange for Initial Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuers and Guarantors shall:
     (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Exchange Offer; and
     (ii) use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery of the Prospectus included therein by Participating Dealers in connection with sales of Exchange Notes received pursuant to the Exchange Offer, as contemplated by Section 4(h) below; provided, however, that the Issuers and the Guarantors shall not be required to maintain the effectiveness of the Exchange Offer Registration Statement for more than 30 days following the consummation of the Exchange Offer unless the Issuers have been notified in writing on or prior to the 30th day following the consummation of the Exchange Offer by one or more Participating Dealers that such Holder has received Exchange Notes as to which it will be required to deliver a prospectus upon resale.
     (f) In the event that an Initial Purchaser determines that it is not eligible to participate in the Exchange Offer with respect to the exchange of Initial Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of the Initial Purchasers, the Issuers shall issue and deliver to the Initial Purchasers, or to the party purchasing Initial Notes registered under the Shelf Registration Statement from the Initial Purchasers, in exchange for such Initial Notes, a like principal amount of Exchange Notes. The Issuers shall use their reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Exchange Offer.
     (g) The Issuers and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers and the Guarantors to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and the Guarantors and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer. The Issuers shall inform the Initial Purchasers, upon their request, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Initial Notes in the Exchange Offer.
     (h) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of any of the Issuers, prior to the consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of any of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers and the Guarantors’ preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any broker-dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Issuers.
     3. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Issuers and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Exchange Offer as contemplated by Section 2 hereof, or (ii) with respect to any Holder of Transfer Restricted Securities that notifies the Issuers within 30 days after such Holder becomes aware of the following restrictions (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Participating Dealer and holds Initial Notes acquired directly from the Issuers or one of their Affiliates (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchasers deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Notes acquired in exchange for such Initial Notes shall result in such Exchange Notes being not “freely tradeable” and (y) the requirement that a Participating Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Exchange Offer in exchange for Initial Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not “freely tradeable”), the following provisions shall apply:
     (a) The Issuers and the Guarantors shall use their reasonable best efforts to, as promptly as practicable, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Initial Notes and Guarantees or the Exchange Notes and Exchange Guarantees, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act, provided that, with respect to Exchange Notes and Exchange Guarantees received by the Initial Purchasers in exchange for Initial Notes and the Guarantees constituting any portion of an unsold allotment, the Issuers and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of their obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.
     (b) The Issuers and the Guarantors shall use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th calendar day after the obligation to file a

Shelf Registration Statement under this Section 3 arises and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders until the earliest of (i) two years after the original issue date of the Notes covered thereby; provided that this clause (i) shall not be considered in determining the time until which the Shelf Registration Statement remains effective for any Holder that is an Affiliate of the Investors (as defined in the Indentures), (ii) such time as all of the Notes have been sold thereunder or (iii) the date upon which all Notes covered by such Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144(k) (in any such case, such period being called the “Shelf Registration Period”). The Issuers and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Issuers or the Guarantors voluntarily take any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (i) such action is required by applicable law, (ii) the Issuers and the Guarantors comply with this Agreement or (iii) such action is taken by the Issuers or the Guarantors in good faith and for valid business reasons (not including avoidance of the Issuers’ or the Guarantors’ obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuers promptly thereafter comply with the requirements of Section 4(m) hereof, if applicable.
     4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:
     (a) The Issuers shall, within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel, upon their request) and make such representatives of the Issuers as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Majority Holders and their counsel, upon their request)) which counsel to the Issuers shall advise the Issuers, in the form of a written opinion, is required in order to comply with applicable law; the Initial Purchasers agree that, if it receives timely notice and drafts under this clause (a), it will not take actions or make objections pursuant to this clause (a) such that the Issuers are unable to comply with its obligations under Section 2.
     (b) The Issuers shall use their reasonable best efforts to ensure that:
     (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder;
     (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iii) any Prospectus forming part of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) (1) The Issuers shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Initial Notes covered thereby, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing:
     (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and
     (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.
     (2) During the Shelf Registration Period or the Exchange Offer Registration Period, as applicable, the Issuers shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Initial Notes or Exchange Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Participating Dealer that has provided in writing to the Issuers a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder or Participating Dealer, confirm such advice in writing:

     (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
     (ii) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification of the Initial Notes or Exchange Notes included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
     (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).
     (d) The Issuers shall and the Guarantors use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.
     (e) The Issuers shall furnish to each Holder of Notes covered by any Shelf Registration Statement that so requests, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto.
     (f) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus or any amendment or supplement thereto.
     (g) The Issuers shall furnish to each Participating Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Participating Dealer so requests in writing, all exhibits thereto.
     (h) The Issuers shall, during the Exchange Offer Registration Period, promptly deliver to each Participating Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Participating Dealer may reasonably request for delivery by such Participating Dealer in connection with a sale of Exchange Notes received by it pursuant to the Exchange Offer; and the Issuers consent to the use of the Prospectus or any amendment or supplement thereto by any such Participating Dealer, as provided in Section 2(e) above.
     (i) Each Holder of Notes and each Exchange Dealer agrees by its acquisition of such Notes to be sold by such Exchange Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers of the happening of any event of the kind described in paragraph (c)(2)(i), (c)(2)(ii), or (c)(2)(iii) of this Section 4, such Holder will forthwith discontinue disposition of such Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Exchange Dealer, as the case may be, until such Holder’s or Exchange Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(m) hereof, or until it is advised in writing by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, the Exchange Offer Registration Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of the Exchange Notes covered by such Registration Statement or Exchange Notes to be sold by such Exchange Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(m) hereof or (y) the advice in writing.
     (j) Prior to the Exchange Offer or any other offering of Initial Notes or Exchange Notes pursuant to any Registration Statement, the Issuers and the Guarantors shall register or qualify or cooperate with the Holders of Notes included therein and their respective counsel in connection with the registration or qualification of such Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Notes covered by such Registration Statement; provided, however, that none of the Issuers and the Guarantors will be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not then so qualified, to file any general consent to service of process or to take any action that would subject any of them to general service of process in any such jurisdiction where they are not then so subject or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.
     (k) The Issuers shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Issuers for cancellation.
     (l) The Issuers shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Initial Notes or Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof and registered in such names as Holders may request prior to sales of Initial Notes or Exchange Notes pursuant to such Registration Statement.
     (m) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) of this Section 4, the Issuers and the Guarantors shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, in the case of a Shelf Registration Statement, notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event. Notwithstanding the foregoing, the Issuers and the Guarantors shall not be required to amend or supplement a Shelf Registration Statement, any related Prospectus or any document incorporated therein by reference, for a reasonable period of time, but not in excess of 60 consecutive days or more than three times during any calendar year, if the respective Boards of Directors of the Issuers determine reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the respective Boards of Directors of the Issuers, would be detrimental to the Issuers if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.
     (n) Not later than the effective date of any such Registration Statement hereunder, the Issuers shall provide a CUSIP number for the Initial Notes or Exchange Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with certificates for such Initial Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.
     (o) The Issuers and the Guarantors shall use their reasonable best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which registrable securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods; provided that this requirement shall be deemed satisfied by the Issuer complying with Section 4.03 of the Senior Notes Indenture or Section 4.03 of the Senior Subordinated Notes Indenture.
     (p) The Issuers and the Guarantors shall use their reasonable best efforts to cause the Indentures to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indentures to be so qualified in a timely manner.
     (q) The Issuers may require each Holder of Initial Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of such Initial Notes as the Issuers may from time to time reasonably require for inclusion in such Registration Statement.
     (r) The Issuers shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and Majority Holders reasonably agree should be included therein, and shall use their reasonable best efforts to make all required filings of such Prospectus supplement or post-effective amendment promptly upon notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
     (s) In the case of any Shelf Registration Statement, the Issuers and the Guarantors shall use their reasonable best efforts to enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or to facilitate the registration or the disposition of any Initial Notes included therein, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

     (t) In the case of any Shelf Registration Statement, the Issuers shall use their reasonable best efforts to:
     (i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuers and any of their subsidiaries;
     (ii) cause the Issuers’ officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations and make such representatives of the Issuers as shall be reasonably requested by the Initial Purchasers or Managing Underwriters, if any, available for discussion of any such Registration Statement; provided, however, that any non-public information that is designated in writing by the Issuers, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality other than as a result of a disclosure of such information by any such Holder, underwriter, attorney, accountant or agent;
     (iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;
     (iv) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
     (v) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling

Holders of Notes registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (AICPA) (“SAS 72”)), in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings, or if the provision of such “cold comfort” letters is not permitted by SAS 72 or if requested by the Initial Purchasers or their counsel in lieu of a “cold comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 75 of the AICPA, covering matters requested by the Initial Purchasers or their counsel; and
     (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, and customarily delivered in similar offerings, including those to evidence compliance with Section 4(m) and with any conditions contained in the underwriting agreement or other agreement entered into by the Issuers.
     The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(t) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.
     (u) The Issuers and the Guarantors shall, in the case of a Shelf Registration, use their reasonable best efforts to cause all Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Issuers are then listed if requested by the Majority Holders, to the extent such Notes satisfy applicable listing requirements.
     5. Registration Expenses; Remedies.
     (a) The Issuers and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes and Exchange Guarantees or Initial Notes and Guarantees), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of the Trustee and its counsel, (v) the fees and disbursements of any exchange agent engaged in connection with the Exchange Offer and its counsel, (vi) the fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration

Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and in the case of any Exchange Offer Registration Statement, the fees and expenses of one counsel to the Initial Purchasers acting in connection therewith and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Notes by a Holder.
     (b) In the event that:
     (i) Either the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective by the Commission on or prior to the 360th day after the Closing Date; or
     (ii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the resales of Transfer Restricted Securities during the periods specified in this Registration Rights Agreement (each such event referred to in clauses (i) and (ii), a “Registration Default”), then the Issuers will pay additional interest (“Additional Interest”) to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default at a rate of 0.25% per annum. The amount of the Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, provided that the rate at which such Additional Interest accrues may in no event exceed 1.0% per annum.
     (c) The Issuers shall pay all accrued Additional Interest on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds and to holders of Certificate Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
     (d) The Issuers shall notify the Trustee of any amount of Additional Interest to be paid to the Global Note Holder on each Damages Payment Date and the method by which the amount of Additional Interest was calculated.
     (e) Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

     (f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers and the Guarantors to comply with its obligations under Sections 2 and 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Guarantors’ obligations under Sections 2 and 3 hereof.
     6. Indemnification and Contribution.
     (a) In connection with any Registration Statement, the Issuers and the Guarantors agree to indemnify and hold harmless each Holder of Notes covered thereby (including the Initial Purchasers and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(g) hereof, each Participating Dealer) the directors, officers, employees and Affiliates of such Holder and each person who controls such Holder within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Issuers and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any such indemnified party specifically for inclusion therein; provided further, however, that the Issuers and the Guarantors will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any indemnified party sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, if the Issuers had previously complied with the provisions of Section 4(c)(2) and 4(f) or 4(h) hereof and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability that the Issuers and the Guarantors may otherwise have. The Issuers and the Guarantors shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuers, which consent shall not be unreasonably withheld.
     The Issuers and the Guarantors also agree to indemnify or contribute to Losses of, as provided in Section 6(d) hereof, any underwriters of Notes registered under a Shelf Registration Statement, their employees, officers, directors and Affiliates and each person who controls such underwriters on the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(s) hereof.
     (b) Each Holder of Notes covered by a Registration Statement (including the Initial Purchasers and, with respect to any Prospectus delivery as contemplated by Sections 2(e) and 4(h) hereof, each Participating Dealer) severally agrees to indemnify and hold harmless (i) the Issuers and the Guarantors, (ii) each of the directors of the Issuers and the Guarantors, (iii) each of the officers of the Issuers who signs such Registration Statement and (iv) each Person who controls any of the Issuers within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each such Holder, but only with respect to written information furnished to the Issuers by or on behalf of such Holder (including the Initial Purchasers and any Participating Dealer) specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder (including the Initial Purchasers and any Participating Dealer) may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) of this Section 6, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights and defenses)), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement that resulted in such Losses; provided, however, that in no case shall the Initial Purchasers or any subsequent Holder of any Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of an Exchange Note, applicable to the Initial Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement that resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and Affiliate of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act, each officer of each Issuer who shall have signed the Registration Statement and each director of each Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).
     (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers or any of the officers, directors or controlling persons referred to in

Section 6 hereof, and will survive the sale by a Holder of Notes covered by a Registration Statement.
     7. Limitations of Obligations
     (a) Except as otherwise provided for in subsections (c), (d), (e) and (g) below, the Initial Purchasers agree not to enforce any obligation of Avago Technologies GmbH (the “German Guarantor”) under this Agreement (for the purposes of this Section 7, collectively, the “Claims”) against the German Guarantor if and to the extent that such enforcement would otherwise result in the German Guarantor’s net assets (Eigenkapital within the meaning of Section 266 paragraph 3 A of the German Commercial Code (Handelsgesetzbuch)) falling below the amount of its stated share capital (Stammkapital) or increase any existing capital impairment (Begründung oder Vertiefung einer Unterbilanz) in the meaning of Sections 30 and 31 of the German Act on Limited Liability Companies (GmbHG). In calculation of the net assets and the stated share capital any indebtedness and other contractual liabilities incurred by the German Guarantor in violation of the Indentures or any increases of the stated share capital of the German Guarantor in violation of the Indentures shall be disregarded. Any recourse claim of the German Guarantor against its affiliated companies shall not be regarded as an asset in determining the German Guarantor’s net assets, if and to the extent that the German Guarantor provides evidence, to the reasonable satisfaction of the Trustee under the Indentures, that such recourse claim is of no value (nicht werthaltig).
     (b) If and to the extent legally permissible and commercially justifiable in respect of the German Guarantor’s business, the German Guarantor shall, following the receipt of an Enforcement Notice (as defined below), if and to the extent:
     (i) it does not have sufficient assets to allow an enforcement of any collateral in accordance with Section 7(a) above; and
     (ii) the Initial Purchasers would (but for this paragraph) be entitled to enforce the Claims granted hereunder, realize any and all of its assets that are shown in the balance sheet with a book value (Buchwert) which is substantially lower than the market value of such assets, and which are not essentially necessary for the German Guarantor’s business (betriebsnotwendig).
     (c) The limitations set out in Section 7(a) shall only apply if and to the extent that the German Guarantor evidences by providing the Initial Purchasers:
     (i) within ten (10) Business Days following a notice by the Initial Purchasers to the Company of their intention to enforce the Claims (for purposes of this Section 7, the “Enforcement Notice”), with a written confirmation by the managing director(s) on behalf of the German

Guarantor specifying if and to what extent Claims granted hereunder cannot be enforced as it would cause the net assets of the German Guarantor to fall below the amount of its stated share capital (supported by evidence further specified in the last paragraph of this paragraph (c)) (for purposes of this Section 7, the “Management Determination”) and the Initial Purchasers have not contested this Management Determination and argued that no or a lesser amount would be necessary to maintain the German Guarantor’s stated share capital; or
     (ii) within thirty (30) Business Days after the date on which the Initial Purchasers have contested the Management Determination, with a written confirmation (Bescheinigung aufgrund prüferischer Durchsicht) by the German Guarantor’s statutory auditor (Abschlussprüfer) (for purposes of this Section 7, the “Auditor’s Determination”) with respect to the financial statements provided to the Initial Purchasers pursuant to the next paragraph.
The Management Determination shall be supported by (i) a list of indebtedness drawn by or passed on to, the German Guarantor pursuant to Section 7(g) below, and (ii) evidence reasonably satisfactory to the Initial Purchasers showing the amount of the net assets and the stated share capital of the German Guarantor.
     (d) If the Initial Purchasers disagree with the Auditor’s Determination, the Initial Purchasers shall be entitled to enforce the Claims up to the amount which is undisputed between the Initial Purchasers and the German Guarantor in accordance with the provisions of Section 7(a) above. In relation to the amount which is disputed, the Initial Purchasers shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to defend itself in court and to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date that the Enforcement Notice was given). If, after the Initial Purchasers has been provided with an Auditor’s Determination which prevented the Initial Purchasers from the enforcement of the German Guarantor’s obligations, the Initial Purchasers ascertains in good faith that the financial condition of the German Guarantor has substantially improved (in particular if the German Guarantor has taken any action in accordance with Section 7(b) above), the Initial Purchasers may, at the German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the German Guarantor by the auditors having prepared the Auditor’s Determination in order for such auditors to determine whether (and if so, to what extent) an enforcement would not lead to the German Guarantor’s net assets falling below the amount of its stated share capital.
     (e) If any enforcement action was taken without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time frame, the Initial Purchasers shall repay to the German Guarantor any amount which is necessary to maintain its stated share capital, calculated as of the date that the Enforcement Notice was given.
     (f) In addition, the Claims shall not be enforced if and to the extent that such enforcement would lead to a breach of the prohibition of insolvency causing intervention (Verbot des existenzvernichtenden Eingriffs) by depriving the German Guarantor of the liquidity necessary to fulfill its financial liabilities to its creditors.
     (g) Notwithstanding paragraphs (a) through (f) above, the Initial Purchasers shall be entitled to enforce the Claims without any limitation if and to the extent the Claims correspond to proceeds or portions of proceeds from the sale of the Notes by any Issuer or any of its affiliates to the extent the funds will be borrowed by, passed on or otherwise made available to the German Guarantor, to the extent outstanding at the level of the German Guarantor and including interest and fees accrued thereon and unpaid by the German Guarantor as of the date that the Enforcement Notice was given.
     (h) In connection with the execution and delivery by Keneth Yeh-Kang Hao and/or Adam Herbert Clammer and/or Luis Octavio Núñez Orellana and/or Rafael Gómez Vicencio, on behalf of Avago Technologies México, S. de R.L. de C.V., of the Guarantee, of this Agreement and any and all documents related hereto, including the Operative Agreements, all parties hereto hereby irrevocably waive any rights that they or any beneficiaries under this Agreement or any document related hereto, including any of the Operative Agreements, may now or in the future have against any of the above mentioned individuals as attorney-in-fact and representative of Avago Technologies México, S. de R.L. de C.V. under Article 7 of the Commercial Companies Act (Ley General de Sociedades Mercantiles) of Mexico.
     (i) Avago Technologies UK Limited shall not have any obligation or liability under this Agreement which, if is were so included in this Agreement (or any part thereof) would constitute unlawful financial assistance for the purpose of section 151 and 152 of the UK Companies Act 1985 and such obligation or liability shall be specifically excluded.
     (j) Notwithstanding any other provision of this Agreement, Avago Technologies Italy S.R.L. shall only be liable up to the amount of the lower of (i)100.0% of the principal aggregate amount of the Notes allocated to Avago Technologies Italy S.R.L. by the Issuers, and (ii) the amount of the Notes allocated to Avago Technologies Italy S.R.L. at the time of the enforcement of the Guarantee.
     8. Rule 144A
          The Issuers hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.
     9. Participation In Underwritten Registrations
         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
     10. Selection Of Underwriters
          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuers.
     11. Miscellaneous.
     (a) No Inconsistent Agreement. The Issuers and the Guarantors have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Issuers shall obtain the written consent of a majority of the Initial Purchasers. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Registration Statement.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 11(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Trustee, with a copy in like manner to Lehman Brothers Inc.;
     (ii) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (646) 834-8133), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Rod Miller, Esq. (Fax: 212 310-8007) and, in the case of any notice pursuant to Section 6(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor New York, New York 10022 (Fax: (212) 520-0421); and
     (iii) if to the Issuers and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 350 West Trimble Road, San Jose, California 95131, Attention: Mercedes Johnson (Fax: (408) 435-6050), and to Avago Technologies International Sales Pte. Limited, 1 Yishun Avenue 7, Singapore, Attention: Bian-ee Tan; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Edward P. Tolley, III, Esq. (Fax: (212) 455-2502.
     All such notices and communications shall be deemed to have been duly given when received. The Initial Purchasers, on the one hand, or the Issuers and the Guarantors, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuers thereto, subsequent Holders of Initial Notes and/or Exchange Notes. The Issuers and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Initial Notes and/or Exchange Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (i) Initial Notes Held by the Issuers, Etc. Whenever the consent or approval of Holders of a specified percentage of the aggregate principal amount of Initial Notes or Exchange Notes is required hereunder, Initial Notes or Exchange Notes, as applicable, held by the Issuers or their Affiliates (other than subsequent Holders of Initial Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Initial Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Please confirm that the foregoing correctly sets forth the agreements under the Registration Rights Agreement between the Issuers, the Guarantors and you.

Very Truly yours,

AVAGO TECHNOLOGIES FINANCE PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES FINANCE PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES U.S. INC.

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Vice President

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Vice President
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES GENERAL IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES ECBU IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES ECBU IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES MANUFACTURING (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES INTERNATIONAL SALES PTE. LIMITED

The Common Seal of AVAGO TECHNOLOGIES INTERNATIONAL SALES PTE. LIMITED was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES WIRELESS IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES WIRELESS IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES IMAGING IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES IMAGING IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES ENTERPRISE IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES ENTERPRISE IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES STORAGE IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES STORAGE IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES FIBER IP (SINGAPORE) PTE. LTD.

The Common Seal of AVAGO TECHNOLOGIES FIBER IP (SINGAPORE) PTE. LTD. was hereunto affixed	) ) )	[Seal]

/s/ Kenneth Y. Hao
Name: Kenneth Y. Hao
Title: Director

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES IMAGING (U.S.A.) INC., as U.S. Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Vice President

AVAGO TECHNOLOGIES STORAGE (U.S.A.) INC., as U.S. Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao Title: Vice President

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) INC., as U.S. Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Vice President

AVAGO TECHNOLOGIES U.S. R&D INC., as U.S. Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Vice President
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES (MALAYSIA) SDN BHD (Company No: 704181-P), as Malaysian Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Director

AVAGO TECHNOLOGIES WIRELESS HOLDING (LABUAN) CORPORATION (Company No: LL05008), as Labuan Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao Title: Director

AVAGO TECHNOLOGIES IMAGING HOLDING (LABUAN) CORPORATION (Company No: LL05006), as Labuan Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES FIBER HOLDING (LABUAN) CORPORATION (Company No: LL05009), as Labuan Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Director

AVAGO TECHNOLOGIES STORAGE HOLDING (LABUAN) CORPORATION (Company No: LL0507), as Labuan Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao Title: Director

AVAGO TECHNOLOGIES ENTERPRISE HOLDING (LABUAN) CORPORATION (Company No: LL05005), as Labuan Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES HOLDINGS B.V., as Dutch Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Managing Director

AVAGO TECHNOLOGIES WIRELESS HOLDINGS B.V., as Dutch Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao Title: Managing Director

AVAGO TECHNOLOGIES STORAGE HOLDINGS B.V., as Dutch Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Managing Director

AVAGO TECHNOLOGIES IMAGING HOLDINGS B.V., as Dutch Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Managing Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES JAPAN, LTD., as Japanese Guarantor

By:	/s/ Adam H. Clammer

Name: Adam H. Clammer
Title: Attorney-in-fact

AVAGO TECHNOLOGIES CANADA CORPORATION, as Canadian Guarantor

By:	/s/ Adam H. Clammer

Name: Adam H. Clammer Title: President

AVAGO TECHNOLOGIES MEXICO, S. DE R.L. DE C.V., as Mexican Guarantor

By:	/s/ Adam H. Clammer

Name: Adam H. Clammer
Title: Attorney-in-fact

AVAGO TECHNOLOGIES U.K. LTD., as U.K. Guarantor

By:	/s/ Adam H. Clammer

Name: Adam H. Clammer
Title: Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES GMBH, as German Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Managing Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AVAGO TECHNOLOGIES ITALY S.R.L., as Italian Guarantor

By:	/s/ Kenneth Y. Hao

Name: Kenneth Y. Hao
Title: Director
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

The foregoing Agreement is hereby
accepted as of the date first above written.

Lehman Brothers Inc.

By:	/s/ Jean-Francois Astier

	Name:	Jean-Francois Astier
	Title:	MD

For itself and as representative
of the several Initial Purchasers named
in Schedule 1 to the Purchase Agreement.
Signature Page to Avago Registration Rights Agreement